As filed with the United States Securities and Exchange Commission on November 18, 2021 under the Securities Act of 1933, as amended.
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Infinite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1593937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

660 Madison Avenue
New York, New York 10065
Tel: (212) 644-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Georg Krause Vilmar
660 Madison Avenue
New York, New York 10065
Tel: (212) 644-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Frank Lopez Jonathan Ko Paul Hastings LLP 200 Park Avenue New York, NY 10166 Tel: (212) 318-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-260699
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	4,600,000 units	$10.00	$46,000,000	$4,265
Class A ordinary shares included as part of the units(3)	4,600,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	2,300,000 warrants	—	—	— (4)
Total			$46,000,000	$4,265(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260699).

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-260699), which was declared effective by the Securities and Exchange Commission on November 18, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Infinite Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260699) (the “Prior Registration Statement”), initially filed by the Registrant on November 3, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 18, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 19, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 19, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-260699) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Ogier, Cayman Islands Counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Ogier (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-260699) filed on November 3, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 18th day of November, 2021.

INFINITE ACQUISITION CORP.

By:	/s/ Rich Kleiman
Name: Rich Kleiman
Title: Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Co-Chief Executive Officer	November 18, 2021
Kevin Durant

/s/ Rich Kleiman	Co-Chief Executive Officer (Principal Executive Officer)	November 18, 2021
Rich Kleiman

*	Chairman	November 18, 2021
Aryeh B. Burkoff

*	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	November 18, 2021
James Rosenstock

By:	/s/ Rich Kleiman
Rich Kleiman
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Infinite Acquisition Corp., in the City of New York, New York, on the 18th day of November, 2021.

By:	/s/ Georg Krause Vilmar
Name: Georg Krause Vilmar
Title: Authorized Representative